EXHIBIT 99.1

For immediate release

Contact:
Gerard M. Hayden, Jr.
Chief Financial Officer
(615) 301-3163
ir@healthstream.com

Media:
Mollie Elizabeth Condra
AVP, Communications, Research, & Investor Relations
(615) 301-3237
mollie.condra@healthstream.com

HealthStream Announces
Commencement of Common Stock Public Offering

Nashville, Tenn. (November 14, 2011) – HealthStream, Inc. (the “Company”) (NASDAQ: HSTM), announced today that it has commenced a public offering of 3,250,000 shares of its common stock, consisting of 3,100,000 shares to be sold by the Company and 150,000 shares to be sold by certain selling shareholders. William Blair & Company, L.L.C. is serving as the sole book-running manager of the public offering, and Avondale Partners, LLC and Craig-Hallum Capital Group, LLC are serving as co-managers of the public offering. The Company intends to grant the underwriters a 30-day option to purchase up to an additional 487,500 shares at the public offering price, less the underwriting discount, to cover over-allotments, if any.

The Company intends to use the net proceeds from the public offering for working capital and general corporate purposes and/or to acquire or invest in strategic businesses, products, or technologies.

The offering will only be made pursuant to a prospectus supplement to the prospectus filed with the Securities and Exchange Commission (the “SEC”) as a part of the Company’s shelf-registration statement on Form S-3 as amended (File No. 333-175863). Prospective investors in the public offering should read the prospectus in the registration statement, the prospectus supplement for the public offering, and the other documents incorporated therein by reference that the Company has filed with the SEC for more complete information about the Company and the public offering. Investors can obtain these documents without charge on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement for the public offering and the prospectus relating to the public offering can be obtained from William Blair & Company, 222 West Adams Street, Chicago, Illinois 60606, or by calling 1-800-621-0687.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About HealthStream
HealthStream (NASDAQ: HSTM) is a leading provider of learning and research solutions for the healthcare industry, transforming insight into action to deliver outcomes-based results for healthcare organizations. Through HealthStream’s learning solutions—which have been contracted by over 2.65 million hospital-based healthcare professionals—healthcare organizations create safer environments for patients, increase clinical competencies of their workforces, and facilitate the rapid transfer of the latest knowledge and technologies. Through our research products, healthcare organizations gain valuable insight about patients’ experiences, workforce challenges, physician relations, and community perceptions of their services. Based in Nashville, Tennessee, HealthStream has an additional office in Laurel, Maryland.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release we make forward-looking statements about our ability to raise capital, the amount of capital we intend to raise and our intended use of that capital. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company’s filings with the SEC. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the dates on which the forward-looking statements are made.

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